Exhibit 99.1

MEMSIC Announces First-Quarter 2011 Sales of $13.0 Million

ANDOVER, Mass., May 10, 2011 – MEMSIC, Inc. (NasdaqGM: MEMS), a leading MEMS sensing solution provider, today announced financial results for the first quarter ended March 31, 2011.

“MEMSIC’s first-quarter results were driven by strong sales into the mobile phone market, which rose to $4.7 million from the prior-year period as the popularity of smartphones continued to expand worldwide,” said Chairman, President and CEO Dr. Yang Zhao. “In addition, our magnetic sensor has been designed into additional phone models by a major global cell phone manufacturer. We turned in a strong performance in the automotive market, where sales rose 58% to $3.8 million from the first quarter of 2010.  Sales in the industrial and consumer markets also grew, helping our first-quarter revenue performance top the guidance we provided in March.”

Financial Highlights
●	Revenues rose to $13.0 million from $7.3 million in the first quarter of 2010.
●	Gross margin was 38.1% compared to 39.1% in the 2010 quarter.
●	Operating expenses, including R&D expense of $2.3 million, totaled $6.4 million compared to $5.4 million in the 2010 quarter.
●	GAAP net loss in the 2011 first quarter was $1.3 million, or $0.06 per diluted share, compared to net loss of $2.3 million, or $0.10 per diluted share, in the prior-year period. This includes $0.4 million in stock-based compensation in both the 2011 and 2010 periods.
●	EBITDA in the 2011 first quarter was ($0.2) million, compared to ($1.7) million in the 2010 period.

Recent Highlights
●	MEMSIC recently introduced a new magnetic sensor that features 2mm x 2mm x 1mm in size and is optimized for smartphone, tablet PC, gaming and other high volume consumer electronic applications. The new product’s smaller size and cost, combined with MEMSIC’s manufacturing capacity in China, are major competitive advantages for the company. Mass production of the new mag sensor is expected in the third quarter of 2011.
●	MEMSIC also introduced LOTUS, its next-generation mote platform, enabling higher performance, low power consumption and competitive pricing. The introduction reflects MEMSIC’s mission of delivering innovative wireless sensor network products and solutions to enable its customers’ growth.

Outlook
●	Revenue is expected to be between $13.0 million and $13.5 million for the second quarter of 2011.
●	GAAP net loss, including stock-based compensation of $0.4 million, is expected to be in the range of $0.05 to $0.06 per share for the second quarter of 2011.
●	Average diluted share count for the 2011 second quarter is estimated to be approximately 24 million.

Conference Call Management will hold a conference call and webcast at 10:00 a.m. EDT on Tuesday, May 10, 2011 to review and discuss the Company's results.

What:	MEMSIC 1Q 2011 financial results conference call and webcast
When:	Tuesday, May 10, 2011
Time:	10:00 a.m. EDT
Live Call:	(877) 291-1367, domestic
(914) 495-8534, international
Replay:	(800) 642-1687, pass code 62612724 domestic
(706) 645-9291, pass code 62612724, international
Webcast:	http://investor.memsic.com (live and replay)

About Non-GAAP Financial Information
EBITDA, is a measure used by management to evaluate the Company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement that also includes, among other items, changes in working capital and the effect of non-cash charges). The Company defines EBITDA as net income, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the comparative evaluation of companies. Because not all companies use identical calculations, the company's presentation of EBITDA and EBITDA per share may not be comparable to similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements.

Pursuant to the requirements of Regulation G, we have provided a reconciliation of EBITDA to GAAP net income as an exhibit to this release.

About MEMSIC, Inc.
MEMSIC, Inc., headquartered in Andover, Massachusetts, provides advanced semiconductor sensors and multi-sensor system solutions based on micro-electromechanical systems (MEMS) technology and sophisticated integration technologies in both the IC level and module level. MEMSIC's unique and proprietary approach combines leading-edge sensor technologies, such as magnetic sensors and accelerometers, with mixed signal processing circuitry to produce reliable, high quality, cost-effective solutions for the mobile phone, automotive, consumer, industrial, and general aviation markets. The company shares are listed on the NASDAQ Stock Exchange (NASDAQ GM: MEMS).

Safe Harbor Statement
Statements included in this press release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements for reasons identified under the heading "Risk Factors" in the company's most recent annual report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof, and the company does not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Source:  MEMSIC, Inc.

Company Contact: Patricia Niu MEMSIC, Inc. Chief Financial Officer 978-738-0900	Investor Contact: Harriet Fried/ Jody Burfening Lippert Heilshorn & Associates (212) 838-3777 ir@memsic.com

MEMSIC, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$51,272,253	$55,694,205
Restricted cash	2,442,263	2,928,933
Accounts receivable, net of allowance for doubtful accounts of $6,441	5,446,620	3,664,444
Inventories	10,051,639	8,923,127
Other assets	3,176,061	2,537,445
Total current assets	72,388,836	73,748,154

Property and equipment, net	22,050,619	22,015,502
Long-term investments	4,820,000	5,020,000
Goodwill	4,948,646	4,919,513
Intangible assets, net	11,648,603	11,894,328
Other assets	48,598	67,599
Total assets	$115,905,302	$117,665,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,824,326	$4,563,420
Accrued expenses	2,176,015	2,969,839
Advance research funding	2,442,263	2,928,933
Total current liabilities	9,442,604	10,462,192

Note payable to bank	17,930,000	17,930,000
Deferred rent	130,604	90,036
Total other liabilities	18,060,604	18,020,036

Stockholders’ equity:

Common stock, $0.00001 par value; authorized, 45,000,000 shares; 23,813,613 and 23,810,613 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	238	238

Additional paid-in capital	100,022,023	99,615,378
Accumulated other comprehensive income	3,216,075	3,029,372
Accumulated deficit	(15,151,744)	(13,823,565)
MEMSIC, Inc. stockholders' equity	88,086,592	88,821,423

Noncontrolling interest related to joint venture in Japan	315,502	361,445
Total stockholders' equity	88,402,094	89,182,868

Total liabilities and stockholders’ equity	$115,905,302	$117,665,096

MEMSIC, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended March 31,
	2011	2010

Net sales	$12,954,920	$7,271,993
Cost of goods sold	8,013,199	4,426,499
Gross profit	4,941,721	2,845,494

Operating expenses:
Research and development	2,297,836	1,973,657
Sales and marketing	1,464,746	1,071,479
General and administrative	2,254,260	1,985,047
Amortization expense	405,935	338,761
Total operating expenses	6,422,777	5,368,944

Operating loss	(1,481,056)	(2,523,450)

Other income:
Interest and dividend income	83,490	116,664
Foreign exchange gain	190,676	4,021
Other, net	68,576	13,509
Total other income	342,742	134,194

Earnings (loss) before income taxes	(1,138,314)	(2,389,256)
Provision for (benefit from) income taxes	117,394	(116,435)
Net loss	(1,255,708)	(2,272,821)

Less: net income attributable to noncontrolling interest	72,471	47,141
Net loss attributable to MEMSIC, Inc.	$(1,328,179)	$(2,319,962)

Net loss per common share to MEMSIC, Inc.:
Basic	$(0.06)	$(0.10)
Diluted	$(0.06)	$(0.10)

Weighted average shares outstanding used in calculating
net loss per common share:
Basic	23,811,058	23,797,008
Diluted	23,811,058	23,797,008

MEMSIC, Inc.
Reconciliation of Net Loss to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Three months ended March 31,
	2011	2010

Net income (loss)	$(1,328,179)	$(2,319,962)
Interest (income) expense, net	(83,490)	(116,664)
Income tax expense (benefit)	117,394	(116,435)
Depreciation and amortization	1,069,320	879,231
EBITDA	$(224,955)	$(1,673,830)